UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                     April 27, 2005

InfraSource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Sixth Street, Suite 300
Media, Pennsylvania	19063

(Address of principal executive offices)	(Zip Code)

(610) 480-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

          On April 27, 2005, the Board of Directors (the “Board”) of InfraSource Services, Inc. (the “Company”) clarified its director compensation arrangements. Prior to April 27, 2005, the Company’s non-independent directors did not receive any compensation. The Company anticipates that director fees paid to its affiliated directors will be paid directly to our affiliates. As a result, each non-employee director is entitled to receive:

•	an annual retainer fee of $25,000 and an additional annual retainer of $50,000 for serving as Chairman of the Board of Directors;

•	an annual retainer of $7,500 for each non-chairman member serving on the Audit Committee and an additional annual retainer of $2,500 for serving as Chairman of the Audit Committee;

•	an annual retainer of $5,000 for each non-chairman member serving on the Compensation Committee and an additional annual retainer of $2,500 for serving as Chairman of the Compensation Committee;

•	an annual retainer of $5,000 for serving on any other committee of the Board;

•	each director elected to the Board for the first time shall receive options to purchase 19,913 shares of common stock at fair market value on the date of grant; and

•	each director elected Chairman of the Board for the first time shall receive options to purchase 39,826 shares of common stock at fair market value (less any options to purchase shares received upon election as a director).

     All directors are entitled to receive reimbursement for all reasonable travel expenses incurred in connection with Board meetings and meetings of committees of the Board.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

     On April 27, 2005, the Board, upon the recommendation of the Audit Committee, approved an amendment to the Company’s Code of Business Conduct and Ethics (the “Code”), which applies to all of the Company’s directors, officers and employees. The amendment revises the procedures for waivers of the Code and includes a statement that the Company does not generally intend for waivers of the Code to be granted.

     Prior to the amendment, waivers of the Code for executive officers and directors could only be made by the Board or a Board committee. After the amendment, waivers for executive officers and directors shall be granted by the Audit Committee and waivers for non-executive officers and employees shall be granted by the Chairman of the Board or the Chief Executive Officer of the Company, provided that such waiver by the Chairman of the Board or the Chief Executive Officer must be communicated to the Board promptly.

     A complete copy of the Code, as amended, is available on the Company’s website, www.infrasourceinc.com, under the heading “Corporate Governance.”

Item 8.01 Other Event.

     On April 27, 2005, the Board appointed Ian A. Schapiro to serve as interim Chairman of the Board.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC. (Registrant)
	By:	/s/ Terence R. Montgomery
Date: May 2, 2005		Name:	Terence R. Montgomery
		Title:	Senior Vice President, Chief Financial Officer and Secretary